Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2013 FINANCIAL RESULTS

Benefits of higher paper volumes and pulp prices compared to fourth quarter offset by higher production costs

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	First quarter 2013 net earnings of $1.29 per share, earnings before items[1] of $0.95 per share
•	Inaugurated a commercial-scale lignin removal plant at the Plymouth, NC mill
•	Personal Care volumes up 7% when compared to pro forma first quarter 2012
•	Share buyback totaled $47 million in the first quarter of 2013

Montreal, April 25, 2013 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $45 million ($1.29 per share) for the first quarter of 2013 compared to net earnings of $19 million ($0.54 per share) for the fourth quarter of 2012 and net earnings of $28 million ($0.76 per share) for the first quarter of 2012. Sales for the first quarter of 2013 amounted to $1,345 million.

Excluding items listed below, the Company had earnings before items1 of $33 million ($0.95 per share) for the first quarter of 2013 compared to earnings before items1 of $46 million ($1.31 per share) for the fourth quarter of 2012 and earnings before items1 of $61 million ($1.65 per share) for the first quarter of 2012.

First quarter 2013 items:

•

Conversion of $26 million ($18 million after tax) of alternative fuel tax credits into cellulosic biofuel producer income tax credits of $55 million ($33 million after tax) resulting in a net gain after tax of $15 million;

•	Charge of $10 million ($7 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Gain on the sale of property, plant and equipment of $10 million ($6 million after tax); and

•	Premium paid and costs related to the debt repurchase of $3 million ($2 million after tax), included in interest expense.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Fourth quarter 2012 items:

•	Closure and restructuring costs of $27 million ($18 million after tax);

•	Charge of $12 million ($8 million after tax) related to the impairment and write-down of property, plant and equipment and intangible assets; and

•	Net losses on the sale of property, plant and equipment of $2 million ($1 million after tax).

First quarter 2012 items:

•	Premium paid and costs related to the debt repurchase of $50 million ($30 million after tax), included in interest expense;

•	Closure and restructuring costs, including write-down of property, plant and equipment, of $3 million ($2 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

“The first quarter results in our paper business were disappointing and this is due to low productivity, resulting in high costs,” said John D. Williams, President and Chief Executive Officer. “While we benefited from better paper pricing than we expected, the reconfiguration of our Marlboro, South Carolina operations resulted in multiple paper grade transfers, upsetting productivity at several of our paper mills. We anticipate a return to a more normalized productivity in the quarters to come.” John D. Williams added, “Our personal care business remains on track and the capital investments should start to deliver the expected benefits towards the end of 2013.”

QUARTERLY REVIEW

Operating income before items1 was $75 million in the first quarter of 2013 compared to an operating income before items1 of $84 million in the fourth quarter of 2012. Depreciation and amortization totaled $95 million in the first quarter of 2013.

(In millions of dollars)	1Q 2013	4Q 2012
Sales	$1,345	$1,327
Operating income (loss)
Pulp and Paper segment	39	40
Distribution segment	(1)	(8)
Personal Care segment	13	13
Corporate	(2)	(2)

Total	49	43
Operating income before items[1]	75	84
Depreciation and amortization	95	96

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the first quarter of 2013 was the result of higher usage for energy and chemicals, higher unit costs for fiber, lower average selling prices for paper, higher general production costs and higher selling, general and administrative and other expenses. These factors were partially offset by higher volumes for paper, lower costs for planned maintenance, higher average selling prices for pulp and a favorable exchange rate.

When compared to the fourth quarter of 2012, paper shipments increased 2.9% and pulp shipments decreased 3.4%. Paper deliveries of Ariva® increased 9.8% when compared to the fourth quarter of 2012. The shipments-to-production ratio for paper was 104% in the first quarter of 2013, compared to 97% in the fourth quarter of 2012. Lack-of-order downtime and machine slowdowns in papers totaled 8,000 short tons in the first quarter of 2013. Paper inventories decreased by 34,000 tons while pulp inventories increased by 16,000 metric tons at the end of March, compared to December levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $63 million and capital expenditures amounted to $56 million, resulting in free cash flow1 of $7 million for the first quarter of 2013. Domtar’s net debt-to-total capitalization ratio1 stood at 18% at March 31, 2013 compared to 16% at December 31, 2012.

Domtar returned a total of $63 million to its shareholders through a combination of dividend and share buybacks in the first quarter of 2013. Under its stock repurchase program, Domtar repurchased a total of 9,266,503 shares of common stock at an average price of $79.87 since the implementation of the program in May 2010. At the end of the first quarter of 2013, Domtar had $258 million remaining under this program.

OUTLOOK

We expect continued momentum in pulp markets with moderate improvement in pricing and steady shipments. In papers, our volumes are expected to stay relatively similar to the first quarter in the near term. The second quarter will be affected by the usual seasonal higher maintenance activity in pulp, while input costs are expected to decline slightly, notably due to lower usage of energy.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2013 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free - North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

The Company will hold its 2013 Annual Meeting of Stockholders on Wednesday, May 1st, 2013 at 9:00 a.m. (ET) at the Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec. The Company will release its second quarter 2013 earnings on July 25, 2013 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and adult incontinence products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a complete line of incontinence care products marketed primarily under the Attends® brand name. Domtar owns and operates Ariva®, a network of strategically located paper and printing supplies distribution facilities. In 2012, Domtar had sales of US$5.5 billion from nearly 50 countries. The Company employs approximately 9,300 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2013	Three months ended March 31 2012
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,123	1,191
Distribution	162	189
Personal Care	111	70

Total for reportable segments	1,396	1,450
Intersegment sales - Pulp and Paper	(51)	(52)

Consolidated sales	1,345	1,398

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	88	93
Distribution	1	1
Personal Care	6	3

Total for reportable segments	95	97
Impairment and write-down of property, plant and equipment - Pulp and Paper	10	2

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	105	99

Operating income (loss)
Pulp and Paper	39	107
Distribution	(1)	(1)
Personal Care	13	8
Corporate	(2)	(5)

Consolidated operating income	49	109
Interest expense, net	25	71

Earnings before income taxes and equity earnings	24	38
Income tax (benefit) expense	(22)	8
Equity loss, net of taxes	1	2

Net earnings	45	28

Per common share (in dollars)
Net earnings
Basic	1.29	0.76
Diluted	1.29	0.76
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	34.8	36.7
Diluted	34.9	37.0

Cash flows provided from operating activities	63	30
Additions to property, plant and equipment	56	29

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2013	Three months ended March 31 2012
	(Unaudited)
	$	$
Sales	1,345	1,398
Operating expenses
Cost of sales, excluding depreciation and amortization	1,082	1,088
Depreciation and amortization	95	97
Selling, general and administrative	91	99
Impairment and write-down of property, plant and equipment	10	2
Closure and restructuring costs	—	1
Other operating loss, net	18	2

	1,296	1,289

Operating income	49	109
Interest expense, net	25	71

Earnings before income taxes and equity earnings	24	38
Income tax (benefit) expense	(22)	8
Equity loss, net of taxes	1	2

Net earnings	45	28

Per common share (in dollars)
Net earnings
Basic	1.29	0.76
Diluted	1.29	0.76
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	34.8	36.7
Diluted	34.9	37.0

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2013	December 31 2012
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	513	661
Receivables, less allowances of $4 and $4	612	562
Inventories	671	675
Prepaid expenses	31	24
Income and other taxes receivable	61	48
Deferred income taxes	45	45

Total current assets	1,933	2,015
Property, plant and equipment, at cost	8,782	8,793
Accumulated depreciation	(5,454)	(5,392)

Net property, plant and equipment	3,328	3,401
Goodwill	261	263
Intangible assets, net of amortization	304	309
Other assets	134	135

Total assets	5,960	6,123

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	13	18
Trade and other payables	645	646
Income and other taxes payable	15	15
Long-term debt due within one year	8	79

Total current liabilities	681	758
Long-term debt	1,104	1,128
Deferred income taxes and other	900	903
Other liabilities and deferred credits	433	457
Shareholders’ equity
Exchangeable shares	47	48
Additional paid-in capital	2,131	2,175
Retained earnings	812	782
Accumulated other comprehensive loss	(148)	(128)

Total shareholders’ equity	2,842	2,877

Total liabilities and shareholders’ equity	5,960	6,123

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended March 31 2013	Three months ended March 31 2012
	(Unaudited)
	$	$
Operating activities
Net earnings	45	28
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	95	97
Deferred income taxes and tax uncertainties	1	3
Impairment and write-down of property, plant and equipment	10	2
Net gain on disposal of property, plant and equipment	(10)	—
Stock-based compensation expense	1	1
Equity loss, net	1	2
Other	(1)	(3)
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	(53)	(36)
Inventories	(1)	1
Prepaid expenses	(2)	—
Trade and other payables	(8)	(87)
Income and other taxes	(18)	6
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	5	4
Other assets and other liabilities	(2)	12

Cash flows provided from operating activities	63	30

Investing activities
Additions to property, plant and equipment	(56)	(29)
Proceeds from disposal of property, plant and equipment	9	—
Acquisition of business, net of cash acquired	—	(232)
Investment in joint venture	(1)	(2)

Cash flows used for investing activities	(48)	(263)

Financing activities
Dividend payments	(16)	(13)
Net change in bank indebtedness	(5)	6
Issuance of long-term debt	—	299
Repayment of long-term debt	(95)	(187)
Stock repurchase	(47)	(4)
Other	1	3

Cash flows (used for) provided from financing activities	(162)	104

Net decrease in cash and cash equivalents	(147)	(129)
Impact of foreign exchange on cash	(1)	—
Cash and cash equivalents at beginning of period	661	444

Cash and cash equivalents at end of period	513	315

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million and $47 million of tender offer premiums in 2013 and 2012, respectively)	12	65
Income taxes paid	1	9

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2013	2012
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	45	28	59	66	19	172
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	7	1	—	—	8	9
(+)	Closure and restructuring costs	($)	—	1	—	1	18	20
(-)	Net (gains) losses on disposals of property, plant and equipment	($)	(6)	—	—	—	1	1
(+)	Impact of purchase accounting	($)	—	1	—	—	—	1
(+)	Reversal of alternative fuel tax credits	($)	18	—	—	—	—	—
(-)	Cellulosic biofuel producer credits	($)	(33)	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	2	30	—	—	—	30
(=)	Earnings before items	($)	33	61	59	67	46	233
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	34.9	37.0	36.6	35.8	35.2	36.1
(=)	Earnings before items per diluted share	($)	0.95	1.65	1.61	1.87	1.31	6.45

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	45	28	59	66	19	172
(+)	Equity loss, net of taxes	($)	1	2	2	1	1	6
(+)	Income tax (benefit) expense	($)	(22)	8	27	22	1	58
(+)	Interest expense, net	($)	25	71	18	20	22	131
(=)	Operating income	($)	49	109	106	109	43	367
(+)	Depreciation and amortization	($)	95	97	96	96	96	385
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	10	2	—	—	12	14
(-)	Net (gains) losses on disposals of property, plant and equipment	($)	(10)	—	—	—	2	2
(=)	EBITDA	($)	144	208	202	205	153	768
(/)	Sales	($)	1,345	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin	(%)	11%	15%	15%	15%	12%	14%
	EBITDA	($)	144	208	202	205	153	768
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	1	—	2	27	30
(+)	Impact of purchase accounting	($)	—	1	—	—	—	1
(=)	EBITDA before items	($)	170	210	202	207	180	799
(/)	Sales	($)	1,345	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin before items	(%)	13%	15%	15%	15%	14%	15%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	63	30	175	206	140	551
(-)	Additions to property, plant and equipment	($)	(56)	(29)	(76)	(66)	(65)	(236)
(=)	Free cash flow	($)	7	1	99	140	75	315

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	13	22	15	18
(+)	Long-term debt due within one year	($)	8	6	6	7	79
(+)	Long-term debt	($)	1,104	952	950	1,196	1,128
(=)	Debt	($)	1,125	971	978	1,218	1,225
(-)	Cash and cash equivalents	($)	(513)	(315)	(276)	(593)	(661)
(=)	Net debt	($)	612	656	702	625	564
(+)	Shareholders’ equity	($)	2,842	3,009	2,948	3,004	2,877
(=)	Total capitalization	($)	3,454	3,665	3,650	3,629	3,441
	Net debt	($)	612	656	702	625	564
(/)	Total capitalization	($)	3,454	3,665	3,650	3,629	3,441
(=)	Net debt-to-total capitalization	(%)	18%	18%	19%	17%	16%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care					Corporate					Total
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	39	—	—	—	39	(1)	—	—	—	(1)	13	—	—	—	13	(2)	—	—	—	(2)	49	—	—	—	49
(+)	Impairment and write-down of property, plant and equipment	($)	10	—	—	—	10	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	—	—	—	10
(-)	Net gain on disposal of property, plant and equipment	($)	(10)	—	—	—	(10)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(10)	—	—	—	(10)
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(=)	Operating income (loss) before items	($)	65	—	—	—	65	(1)	—	—	—	(1)	13	—	—	—	13	(2)	—	—	—	(2)	75	—	—	—	75

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	65	—	—	—	65	(1)	—	—	—	(1)	13	—	—	—	13	(2)	—	—	—	(2)	75	—	—	—	75
(+)	Depreciation and amortization	($)	88	—	—	—	88	1	—	—	—	1	6	—	—	—	6	—	—	—	—	—	95	—	—	—	95
(=)	EBITDA before items	($)	153	—	—	—	153	—	—	—	—	—	19	—	—	—	19	(2)	—	—	—	(2)	170	—	—	—	170
(/)	Sales	($)	1,123	—	—	—	1,123	162	—	—	—	162	111	—	—	—	111	—	—	—	—	—	1,396	—	—	—	1,396
(=)	EBITDA margin before items	(%)	14%	—	—	—	14%	—	—	—	—	—	17%	—	—	—	17%	—	—	—	—	—	12%	—	—	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	107	96	103	40	346	(1)	(2)	(5)	(8)	(16)	8	12	12	13	45	(5)	—	(1)	(2)	(8)	109	106	109	43	367
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	7	9	—	—	—	5	5	—	—	—	—	—	—	—	—	—	—	2	—	—	12	14
(+)	Closure and restructuring costs	($)	1	—	—	26	27	—	—	1	1	2	—	—	1	—	1	—	—	—	—	—	1	—	2	27	30
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	110	96	103	75	384	(1)	(2)	(4)	(2)	(9)	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
(+)	Depreciation and amortization	($)	93	88	90	90	361	1	2	—	1	4	3	6	6	5	20	—	—	—	—	—	97	96	96	96	385
(=)	EBITDA before items	($)	203	184	193	165	745	—	—	(4)	(1)	(5)	12	18	19	18	67	(5)	—	(1)	(2)	(8)	210	202	207	180	799
(/)	Sales	($)	1,191	1,132	1,153	1,099	4,575	189	172	167	157	685	70	107	111	111	399	—	—	—	—	—	1,450	1,411	1,431	1,367	5,659
(=)	EBITDA margin before items	(%)	17%	16%	17%	15%	16%	—	—	—	—	—	17%	17%	17%	16%	17%	—	—	—	—	—	14%	14%	14%	13%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited. On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2013	2012
		Q1	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,123	1,191	1,132	1,153	1,099	4,575
Intersegment sales - Pulp and Paper	($)	(51)	(52)	(43)	(42)	(40)	(177)
Operating income	($)	39	107	96	103	40	346
Depreciation and amortization	($)	88	93	88	90	90	361
Impairment and write-down of property, plant and equipment	($)	10	2	—	—	7	9
Papers
Papers Production	(‘000 ST)	795	870	832	788	831	3,321
Papers Shipments	(‘000 ST)	828	870	819	826	805	3,320
Communication Papers	(‘000 ST)	706	756	705	709	684	2,854
Specialty and Packaging	(‘000 ST)	122	114	114	117	121	466
Pulp
Pulp Shipments(a)	(‘000 ADMT)	372	389	368	415	385	1,557
Hardwood Kraft Pulp	(%)	17%	15%	16%	20%	19%	18%
Softwood Kraft Pulp	(%)	56%	61%	57%	55%	56%	57%
Fluff Pulp	(%)	27%	24%	27%	25%	25%	25%
Distribution Segment
Sales	($)	162	189	172	167	157	685
Operating loss	($)	(1)	(1)	(2)	(5)	(8)	(16)
Depreciation and amortization	($)	1	1	2	—	1	4
Impairment and write-down of intangible assets	($)	—	—	—	—	5	5
Personal Care Segment
Sales	($)	111	70	107	111	111	399
Operating income	($)	13	8	12	12	13	45
Depreciation and amortization	($)	6	3	6	6	5	20
Average Exchange Rates	$US / $CAN	1.009	1.001	1.010	0.995	0.991	0.999
	$CAN / $US	0.991	0.999	0.990	1.006	1.009	1.001
	€EUR / $US	1.320	1.312	1.283	1.252	1.298	1.286

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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